UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 23, 2018

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(c)     On October 23, 2018, Teledyne Technologies Incorporated ("Teledyne") announced that effective January 1, 2019, Robert Mehrabian, currently Teledyne's Chairman and Chief Executive Officer, will be named Executive Chairman, and Al Pichelli, currently Teledyne's President and Chief Operating Officer, will assume the title of President and Chief Executive Officer. Dr. Mehrabian's current employment contract will be extended an additional four years through December 31, 2023, for a total remaining term of five years. Mr. Pichelli's employment agreement provides for a three-year term beginning on January 1, 2019, and ending on December 31, 2021. A copy of the Press Release announcing these and other senior executive promotions is attached as Exhibit 99.1 and is incorporated herein by reference.

(e)    On October 23, 2018, following approval by the Personnel and Compensation Committee of the Board of Directors of Teledyne (the "Committee") and confirmed by the Board of Directors, Teledyne entered into a Sixth Amended and Restated Employment Agreement with Robert Mehrabian (the "Mehrabian Employment Agreement") and entered into an Employment Agreement with Al Pichelli (the "Pichelli Employment Agreement").

The Mehrabian Employment Agreement provides that through December 31, 2018, Teledyne will employ Dr. Mehrabian as Chairman and Chief Executive Officer and that effective January 1, 2019, Teledyne will employ Dr. Mehrabian as Executive Chairman. The Executive Chairman shall have primary responsibility to manage the affairs of the Board and to manage and direct mergers and acquisition activities and strategic planning and margin expansion initiatives of Teledyne. The term of the Mehrabian Employment Agreement continues through December 31, 2023.

The Mehrabian Employment Agreement provides that Dr. Mehrabian's current annual base salary of $995,000 will continue through December 31, 2019, after which date his base salary will be reduced to $900,000. Such base salary may be increased annually at the discretion of the Committee.

The Mehrabian Employment Agreement further provides, among other things:

•
AIP: Dr. Mehrabian shall participate in Teledyne's Annual Incentive Plan (AIP) at an opportunity of 120% of base salary if targets are reached at 100%, or such greater percentage if provided in the AIP for any year. This is the same as Dr. Mehrabian's current AIP opportunity.

•
PSP: Through December 31, 2019, Dr. Mehrabian shall participate in Teledyne's Performance Share Plan (PSP) at the current opportunity of 150% of base salary if targets are reached at 100%. Effective January 1, 2020, Dr. Mehrabian shall participate in the PSP at an opportunity equal to 300% of base salary if targets are reached at 100%. The applicable percentage for Dr. Mehrabian's current 2018-2020 PSP award will be prorated, with this increased percentage effective as of January 1, 2020.

•
Restricted Stock: Dr. Mehrabian shall participate in Teledyne's restricted stock award program with annual grants of restricted stock equal to at least 100% of Base Salary as of the date of the grant subject to meeting targets set forth in the restricted stock award. This is the same as Dr. Mehrabian's current restricted stock award opportunity.

•	Stock Options: If the Committee makes an annual option grant in 2019, Dr. Mehrabian's stock option grant shall have the same fair value as the grant given to Dr. Mehrabian in 2018, which is

$2,265,041, and future annual grants thereafter, as determined by the Committee, shall have a fair value as of the grant date equal to $900,000. With respect to options granted to Dr. Mehrabian on or after the date of the Mehrabian Employment Agreement, the Mehrabian Employment Agreement provides that in the event of Dr. Mehrabian's separation of service for any reason other than death, outstanding stock options shall continue to vest and the right of Dr. Mehrabian to exercise vested stock options, when and as vested, shall continue, but in no event may any such vested options be exercised after the expiration of any applicable option period. With respect to options granted to Dr. Mehrabian on or after the date of the Mehrabian Employment Agreement, the Mehrabian Employment Agreement provides that in the event of the death of Dr. Mehrabian, all outstanding options shall vest in full and the right of Dr. Mehrabian's beneficiary to exercise the stock options shall terminate upon the expiration of twelve months from the date of Dr. Mehrabian's death, but in no event may such stock options be exercised after the expiration of any applicable option period.

•
Supplemental Pension Benefit: With respect to Dr. Mehrabian's Non-Qualified Pension Benefit, which provides for payments supplemental to any accrued pension under Teledyne's qualified pension plan equal to 50% of his base compensation (as defined in Dr. Mehrabian's Change in Control Severance Agreement) for ten years following Dr. Mehrabian's retirement, the Mehrabian Employment Agreement provides that the base compensation rates to be used for calculating the payments shall be the rates in effect for 2018.

•
Post-Retirement Medical Coverage: Commencing on Dr. Mehrabian's separation from service (for any reason) and continuing for the longer to live of Dr. Mehrabian and his spouse, Dr. Mehrabian and his spouse shall be deemed participants in Teledyne's medical benefit plan offered to all employees of Teledyne and be deemed to be eligible to receive the benefits under the medical plan. Dr. Mehrabian shall be charged for such deemed participation at a rate equal to the monthly rate the medical plan charges former participants and spouses eligible for continuation coverage under COBRA, plus the rate payable by the employer, as each such COBRA rate is adjusted from time to time.

The Pichelli Employment Agreement provides that Teledyne will employ Mr. Pichelli as President and Chief Executive Officer and is effective from January 1, 2019, through December 31, 2021. The Pichelli Employment Agreement provides that effective January 1, 2019, Mr. Pichelli's annual base salary shall be $800,000. Such base salary may be increased annually at the discretion of the Committee.

The Pichelli Employment Agreement further provides, among other things, that effective January 1, 2019:

•	AIP: Mr. Pichelli shall participate in the AIP at an opportunity of 110% of base salary if targets are reached at 100%, or such greater percentage if provided in the AIP for any year.

•
PSP: Mr. Pichelli shall participate in the PSP at an opportunity equal to 300% of base salary if targets are reached at 100%. The applicable percentage for Mr. Pichelli's current 2018-2020 PSP award will be prorated, with this increased percentage effective as of January 1, 2019.

•
Restricted Stock: Mr. Pichelli shall participate in Teledyne's restricted stock award program with annual grants of restricted stock equal to at least 100% of Base Salary as of the date of the grant subject to meeting targets set forth in the restricted stock award.

•
Stock Options: Mr. Pichelli will be eligible to receive future annual grants of options having a fair value of at least $800,000 as of the grant date, or such other higher value as determined by the Committee. With respect to options granted to Mr. Pichelli on or after the date of the Pichelli Employment Agreement, the Pichelli Employment Agreement provides that in the event of Mr. Pichelli's separation of service for any reason other than death, outstanding stock options shall continue to vest and the right of Mr. Pichelli to exercise vested stock options, when and as vested, shall continue, but in no event may any such vested options be exercised after the expiration of any applicable option period. With respect to options granted to Mr. Pichelli on or after the date of the Pichelli Employment Agreement, the Pichelli Employment Agreement provides that in the event of Mr. Pichelli's death, all outstanding options shall vest in full and the right of Mr. Pichelli's beneficiary to exercise the stock options shall terminate upon the expiration of twelve months from the date of Mr. Pichelli's death, but in no event may such stock options be exercised after the expiration of any applicable option period.

•	Mr. Pichelli will continue to be eligible to participate in other employee benefit plans and programs available to executive-level employees, including but not limited to an automobile allowance.

In approving the compensation payable pursuant to the Mehrabian Employment Agreement and the Pichelli Employment Agreement, the Committee considered information and analysis provided by the Committee's independent compensation consultant, including general industry and peer group compensation information.

Copies of the Mehrabian Employment Agreement and the Pichelli Employment Agreement are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

On October 23, 2018, in addition to approving the changes in compensation for Dr. Mehrabian and Mr. Pichelli described above, the Committee also approved 2019 annual base salaries for the Teledyne named executive officers set forth below, to be effective for 2019.

		New Base
Name	Position	Salary
Susan L. Main	Senior Vice President and Chief Financial Officer	$469,600

Melanie S. Cibik	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	$428,700

In setting such base salaries described above, the Committee considered general industry and industry peer compensation information provided by independent compensation consultants, executive performance, and other factors.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1	Sixth Amended and Restated Employment Agreement, by and between Teledyne Technologies Incorporated and Robert Mehrabian, dated as of October 23, 2018.

Exhibit 10.2	Employment Agreement, by and between Teledyne Technologies Incorporated and Aldo Pichelli, dated as of October 23, 2018.

Exhibit 99.1	Press Release dated October 23, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Dated: October 23, 2018

EXHIBIT INDEX
Description

Exhibit 10.1	Sixth Amended and Restated Employment Agreement, by and between Teledyne Technologies Incorporated and Robert Mehrabian, dated as of October 23, 2018.

Exhibit 10.2	Employment Agreement, by and between Teledyne Technologies Incorporated and Aldo Pichelli, dated as of October 23, 2018.

Exhibit 99.1	Press Release dated October 23, 2018